                                                              ------------------
                                                                  Exhibit 11
                                                              ------------------


                         Universal Health Services, Inc.
                         -------------------------------
                                and Subsidiaries
                                ----------------
                        Computation of Earnings Per Share
                        ---------------------------------
                          Year Ended December 31, 1994
                          ----------------------------



                                                                                    Number of
Weighted Average Shares:                                                              Shares
-----------------------                                                          --------------
                      Class A common                                                 1,139,123
                      Class B common                                                12,171,454
                      Class C common                                                   114,482
                      Class D common                                                    26,223
                                                                                 --------------
                                  Total                                             13,451,282

Less:  Effect of shares repurchased                                                   (103,510)

Less:  Incremental number of shares of restricted
          stock excluded from EPS computation                                          (35,643)

Effect of shares issued                                                                641,984

100% Stock dividend paid on May 17, 1996                                            13,954,113

                                                                                 --------------
                                                                                    27,908,226


Common Stock Equivalents:
------------------------

Assumed conversion of 7 1/2% convertible
debentures issued in April 1983                                                        338,818

Assumed conversion of options
to purchase common stock                                                                95,999

100% Stock dividend paid on May 17, 1996                                               434,817

                                                                                 --------------
               Weighted average shares - fully diluted                              28,777,860
                                                                                 ==============


Income:
------

Net Income                                                                         $28,719,735

Interest expense, net of tax effect, on assumed
conversion of 7 1/2% convertible debentures                                           $363,176

                                                                                 --------------
               Income applicable to Common Stock - Fully Diluted                   $29,082,911
                                                                                 ==============


                              Earnings per Common and Common
                              Equivalent Share: Fully Diluted                         $1.01
                                                                                 ==============